UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Item 5.02 with respect to the issuance of an option grant to Carl LeBel, Ph.D. is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 17, 2007, the Board of Directors (the “Board”) of Akesis Pharmaceuticals, Inc. (“we” or the “Company”) appointed Carl LeBel, Ph.D. to serve as a director of the Company for a term expiring at the Company’s 2008 annual meeting of stockholders.

Dr. LeBel has more than 17 years of experience as a biopharmaceutical industry executive, including 14 years at Amgen Inc. where he was an executive director for program management and strategic operations. Most recently his responsibilities at Amgen Inc. included overseeing global cross-functional program activities for a late-stage development candidate in osteoporosis, but he also has extensive experience in the area of metabolic diseases.

Dr. LeBel was not appointed to the Board pursuant to any arrangement or understanding between him and any other person. Dr. LeBel has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during our current or preceding fiscal year.

In connection with his service as a director, Dr. LeBel will receive an option grant pursuant to a Stand-Alone Stock Option Agreement (the “Option Agreement”) to purchase up to an aggregate of 250,000 shares of the Company’s common stock. Pursuant to the terms of the Option Agreement, the shares of common stock subject to this option grant will vest over a period of four years, with one-quarter of the shares vesting on the first anniversary of the grant date and the remaining three-quarters of the shares vesting in equal monthly installments thereafter subject to Dr. LeBel’s continuing to provide services to the Company during such period. The issuance of the option grant was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary of the Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 17, 2007, we issued a press release announcing the appointment of Dr. LeBel to serve on the Board. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stand-Alone Stock Option Agreement, dated as of December 17, 2007, by and between Dr. LeBel and the Company

99.1	Press Release, dated as of December 17, 2007, announcing the appointment of Dr. LeBel to serve on the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter, Ph.D.
Jay Lichter, Ph.D.
President and Chief Executive Officer

Date: December 19, 2007